UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2007

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Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 6, 2007, Cross Country Healthcare, Inc. (the “Company”) and its indirectly wholly-owned subsidiary, Cross Country HoldCo (UK) Ltd., ( “Buyer”), entered into a Share Purchase Agreement (the “Agreement”) with the shareholders of Akos, Ltd. (“Akos”)  pursuant to which Buyer acquired all of the shares of Akos Ltd.

Pursuant to the Agreement (filed as Exhibit 1.01), Buyer acquired all of the shares of Akos Ltd. for a purchase price, subject to adjustment, of approximately $8,867,000. Although subject to an earnout based on the financial results of the acquired business for 2007 and 2008, the aggregate purchase price will not exceed $14,000,000.

Item 8.01

Other Events.

Incorporated by reference is a press release, issued by the Company on June 6, 2007 and attached hereto as Exhibit 99.1. This information is being furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1034, as amended, or otherwise subject to the liability of such section.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description

1.01	Share Purchase Agreement between Cross Country Healthcare UK Holdco Limited and Winston Paul John Evans and Susan Morag Evans and Cross Country Healthcare, Inc.
99.1	Press Release issued by the Company on June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ EMIL HENSEL
Name:	Emil Hensel
Title:	Chief Financial Officer

Dated:  June 12, 2007

LINKS

Item 1.01

Entry into a Material Definitive Agreement.

Item 8.01

Other Events.

Item 9.01

Financial Statements and Exhibits.